UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, TransDigm Group Incorporated entered into a definitive agreement (the “Agreement”) to sell its fastener businesses to Alcoa, Inc. for approximately $240 million. The TransDigm fastener business, which was acquired in December 2010 as part of the McKechnie Aerospace acquisition, is made up of Valley-Todeco Inc. located in Sylmar, CA, and Linread Ltd. located in the United Kingdom. The business designs and manufactures fasteners, fastening systems and bearings for commercial, military and general aviation aircraft.

The Agreement is attached to this Report as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

2.1	Stock Purchase Agreement dated January 28, 2011 among TransDigm, Inc., McKechnie Aerospace (Europe) Ltd., McKechnie Aerospace Investments, Inc. and Alcoa Global Fasteners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: February 1, 2011

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement dated January 28, 2011 among TransDigm, Inc., McKechnie Aerospace (Europe) Ltd., McKechnie Aerospace Investments, Inc. and Alcoa Global Fasteners, Inc.